Exhibit 10.18

THIS PROMISSORY NOTE (THIS “NOTE”) HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). THIS NOTE HAS BEEN ACQUIRED FOR INVESTMENT ONLY AND MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF REGISTRATION OF THE RESALE THEREOF UNDER THE SECURITIES ACT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY IN FORM, SCOPE AND SUBSTANCE TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

PROMISSORY NOTE

Principal Amount: Up to $250,000	Dated as of August 30, 2022
New York, New York

Angel Pond Partners LLC or its registered assigns or successors in interest (the “Payee”), hereby agree to advance the principal sum of up to Two Hundred And Fifty Thousand Dollars ($250,000) to Angel Pond Holdings Corporation, a Cayman Islands exempted company and blank check company (“APHC”), or such lesser amount as shall have been drawn by APHC under this Promissory Note (“Note”). In the event that this Note is not forgiven as contemplated by Section 1 below, then MariaDB Corporation Ab, a Finnish private limited liability company (the “MariaDB”) promises to pay to the order of Payee, the entire principal balance as shall remain unpaid under this Note on the Maturity Date (as defined below) in lawful money of the United States of America, on the terms and conditions described below. All payments on this Note shall be made by check or wire transfer of immediately available funds to such account as the Payee may from time to time designate by written notice in accordance with the provisions of this Note. Under no circumstances shall any individual, including but not limited to any officer, director, employee or shareholder of APHC or MariaDB, be obligated personally for any obligations or liabilities of APHC or MariaDB hereunder. For tax purposes, any forgiveness of Payee’s loan to APHC and MariaDB under this Note shall be treated as a contribution of capital from Payee to APHC under Section 108(e)(6) of the Internal Revenue Code.

1. Note Forgiveness. Upon the consummation of the transactions contemplated by the Business Combination Agreement, dated as of January 31, 2022, by and among APHC, MariaDB and the other parties thereto (the “BCA”), and the Closing (as defined in the BCA) thereunder, the entire unpaid principal balance of this Note shall be automatically forgiven, discharged and cancelled for no consideration and the Note shall be deemed terminated as of immediately prior to the Closing.

2. Note Repayment. In the event that this Note is not forgiven as contemplated by Section 1 above, the entire unpaid principal balance of this Note shall be payable by MariaDB on the earlier of: (i) the termination of the BCA in accordance with its terms, and (ii) upon the winding-up of APHC (such earlier date of (i) and (ii), the “Maturity Date”). Subject to Section 1 above, the principal balance may be prepaid at any time by each of APHC or MariaDB at its election and without penalty.

3. Interest. No interest shall accrue on the unpaid principal balance of this Note.

4. Drawdown Requests. APHC, MariaDB and the Payee agree that APHC may request, from time to time, up to Two Hundred And Fifty Thousand Dollars ($250,000) in no more than two drawdowns under this Note to be used for costs and expenses related to APHC’s continued operation and the transactions contemplated by the BCA (each, a “Drawdown Request”). The Payee shall fund each Drawdown Request no later than five (5) business days after receipt of a Drawdown Request; provided, however, that the maximum amount of drawdowns outstanding under this Note at any time may not exceed Two Hundred And Fifty Thousand Dollars ($250,000). Once an amount is drawn down under this Note, it shall not be available for future Drawdown Requests even if prepaid. No fees, payments or other amounts shall be due to the Payee in connection with, or as a result of, any Drawdown Request by APHC.

5. Events of Default. The following shall constitute an event of default (“Event of Default”):

(a) Failure to Make Required Payments. In the event that this Note is not forgiven as contemplated by Section 1 above, failure by MariaDB to pay the principal amount due pursuant to this Note within five (5) business days after written notice to MariaDB following the Maturity Date.

(b) Voluntary Bankruptcy, Etc. The commencement by MariaDB of a voluntary case under any applicable bankruptcy, insolvency, reorganization, rehabilitation or other similar law, or the consent by it to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of it or for any substantial part of its property, or the making by it of any assignment for the benefit of creditors, or the failure of r MariaDB generally to pay its debts as such debts become due, or the taking of corporate action by MariaDB in furtherance of any of the foregoing.

(c) Involuntary Bankruptcy, Etc. The entry of a decree or order for relief by a court having jurisdiction in the premises in respect of APHC or MariaDB in an involuntary case under any applicable bankruptcy, insolvency or other similar law, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of it or for any substantial part of its property, or ordering the winding-up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of sixty (60) consecutive days.

6. Remedies.

(a) Upon the occurrence of an Event of Default specified in Section 5(a) hereof, the Payee may, upon five (5) days written notice to APHC and MariaDB, declare this Note to be due immediately and payable, whereupon the unpaid principal amount of this Note, and all other amounts payable hereunder, shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the documents evidencing the same to the contrary notwithstanding.

(b) Upon the occurrence of an Event of Default specified in Sections 5(b) or 5(c), the unpaid principal balance of this Note, and all other sums payable with regard to this Note, shall automatically and immediately become due and payable, in all cases without any action on the part of the Payee.

7. Waivers. Each of APHC and MariaDB waives presentment for payment, demand, notice of dishonor, protest, and notice of protest with regard to this Note, all errors, defects and imperfections in any proceedings instituted by the Payee under the terms of this Note, and all benefits that might accrue to APHC or MariaDB by virtue of any present or future laws exempting any property, real or personal, or any part of the proceeds arising from any sale of any such property, from attachment, levy or sale under execution, or providing for any stay of execution, exemption from civil process, or extension of time for payment; and each of APHC and MariaDB agrees that any real estate that may be levied upon pursuant to a judgment obtained by virtue hereof, or any writ of execution issued hereon, may be sold upon any such writ in whole or in part in any order desired by the Payee.

8. Notices. All notices, statements or other documents which are required or contemplated by this Note shall be made in writing and delivered: (i) personally or sent by first class registered or certified mail, overnight courier service or facsimile or electronic transmission to the address designated in writing, (ii) by facsimile to the number most recently provided to such party or such other address or fax number as may be designated in writing by such party or (iii) by electronic mail, to the electronic mail address most recently provided to such party or such other electronic mail address as may be designated in writing by such party. Any notice or other communication so transmitted shall be deemed to have been given on the day of delivery, if delivered personally, on the business day following receipt of written confirmation, if sent by facsimile or electronic transmission, one (1) business day after delivery to an overnight courier service or five (5) days after mailing if sent by mail.

9. Construction. THIS NOTE SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICT OF LAW PROVISIONS THEREOF.

10. Severability. Any provision contained in this Note which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

11. Trust Waiver. Notwithstanding anything herein to the contrary, the Payee hereby waives any and all right, title, interest or claim of any kind (“Claim”) in or to any distribution of or from the trust account in which the proceeds of the initial public offering conducted by APHC (including any deferred underwriters discounts and commissions) and the proceeds of the sale of the warrants issued in a private placement prior to the closing of the initial public offering were deposited, as described in greater detail in the registration statement and prospectus filed with the Securities and Exchange Commission in connection with the initial public offering with the file no. 333-253990, and hereby agrees not to seek recourse, reimbursement, payment or satisfaction for any Claim against the trust account for any reason whatsoever.

12. Amendment; Waiver. Any amendment hereto or waiver of any provision hereof may be made with, and only with, the written consent of APHC, Payee and MariaDB.

13. Assignment. No assignment or transfer of this Note or any rights or obligations hereunder may be made by any party hereto (by operation of law or otherwise) without the prior written consent of the other parties hereto and any attempted assignment without the required consent shall be void.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, have caused this Note to be duly executed by the undersigned as of the day and year first above written.

ANGEL POND HOLDINGS CORPORATION

By:	/s/ Theodore Wang
Name: Theodore Wang
Title: Director

MARIADB CORPORATION AB

By:	/s/ Michael Howard
Name: Michael Howard
Title: CEO

Acknowledged and agreed to as of the date first written above.

ANGEL POND PARTNERS LLC

By:	/s/ Theodore Wang
Name:	Theodore Wang
Title:	Managing Member

[Signature Page to Promissory Note]